UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012 (January 20, 2012)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations	212-836-2674
Office of the Secretary	212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On January 20, 2012, the Board of Directors of Alcoa Inc. (“Alcoa” or the “Company”) approved amendments to Alcoa’s By-Laws, effective as of that date. The amendments amend and update the advance notice provisions of Article II, Section 4 of the By-Laws with respect to notice of certain shareholder business. The amendments:

•

Clarify that a shareholder’s notice of a proposal of business (other than director nominations) to be brought before an annual meeting of shareholders will be timely if delivered not later than 90 days before the anniversary date of the immediately preceding annual meeting, unless the annual meeting date is more than 30 days before or more than 60 days after such anniversary date, in which case the notice must be delivered not later than 90 days before the date of such annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days before the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;

•

Expand the information that must be provided to the Company by any shareholder giving advance notice of a proposal of business for consideration at an annual meeting to include, with respect to the shareholder proponent, any beneficial owner on whose behalf the proposal is made, and their respective affiliates and associates or others with whom such persons are acting in concert, disclosure of the following, among other things:

¡	any material interest of such persons in the matter;
¡	all agreements or arrangements with other persons in connection with the proposed business;
¡	the text of the proposal or business (including the text of any proposed resolutions or, if applicable, any proposed amendment to the By-Laws or Articles of Incorporation of the Company);
¡	any derivative instruments or short interests with respect to Alcoa shares;
¡	any proxy, contract, arrangement, understanding, or relationship regarding the voting of Alcoa shares;
¡	any rights to dividends on Alcoa shares that are separated or separable from the underlying shares;
¡	any proportionate interest in Alcoa shares or derivative instruments held by certain partnerships;
¡	any entitlement to performance-related fees based on any increase or decrease in the value of Alcoa shares or derivative instruments;
¡	any significant equity interests or any derivative instruments or short interests in any principal competitor of Alcoa;
¡	any interest in any contract with Alcoa, any affiliate of Alcoa, or any principal competitor of Alcoa; and
¡

any other information that would be required to be disclosed in a proxy statement or other filing in connection with solicitation of proxies for the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

Require updates and supplements to the information in the shareholder’s notice as of the record date for the meeting and as of 10 business days before the meeting or any adjournment or postponement of the meeting, in each case delivered to the Company within the time periods specified in the By-Laws;

•	Clarify that any references in the By-Laws to the Exchange Act are not intended to limit the separate and additional requirements set forth in the By-Laws;

•

Provide that nothing in the By-Laws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or directors or any other business proposal (subject to Rule 14a-8 under the Exchange Act); and

•

Clarify certain requirements relating to the written questionnaire and representation and agreement that a person must deliver to the Company to be eligible to be a nominee for election or reelection as a director of the Company.

The foregoing summary of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the amended By-Laws attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

3	By-Laws of Alcoa Inc., as amended effective January 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Donna Dabney
Name:	Donna Dabney
Title:	Vice President, Secretary and
Corporate Governance Counsel

Date: January 26, 2012

EXHIBIT INDEX

Exhibit No.	Description

3	By-Laws of Alcoa Inc., as amended effective January 20, 2012.

5